                                  EXHIBIT 21.1

                             UTOPIA MARKETING, INC.
                           FORMERLY SAM & LIBBY, INC.

                                  SUBSIDIARIES

                                                              JURISDICTION
                            NAME                              ------------
Sanders-Importacao E Exportacao Ltd.........................  Brazil
Sam & Libby (HK) Limited....................................  Hong Kong
Sam & Libby Outlets, Inc....................................  California